Exhibit 10.33.2
L.B. FOSTER COMPANY
1985 LONG-TERM INCENTIVE PLAN AS AMENDED AND RESTATED1

ARTICLE I

PURPOSE, EFFECTIVE DATE AND AVAILABLE SHARES

1.1           Purpose.  The purpose of the Plan is to provide financial incentives for selected key personnel and directors of L.B. Foster Company (the "Company") and its subsidiaries, thereby promoting the long-term growth and financial success of the Company by (i) attracting and retaining personnel and directors of outstanding ability, (ii) strengthening the Company's capability to develop, maintain and direct a competent management team, (iii) motivating key personnel to achieve long-range performance goals and objectives, and (iv) providing incentive compensation opportunities competitive with those of other corporations.

1.2           Effective Date and Expiration of Plan.  The Plan is subject to approval by the Board of Directors of the Company, and, if so approved, shall be effective January 1, 1985.  Unless earlier terminated by the Board pursuant to Section 5.3, the Plan shall terminate on the twentieth anniversary of its Effective Date.  No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

1.3           Shares Available Under the Plan.  L.B. Foster Company stock to be offered under the Plan pursuant to Options may be authorized but unissued common stock or previously issued shares of common stock which have been reacquired by the Company and are held in its treasury.  Subject to adjustment under Section 5.6, no more than 1,500,000 shares of common stock shall be issuable upon the exercise of Options.  Any shares of stock subject to an Option which for any reason is cancelled or terminated without having been exercised shall again be available for Awards under the Plan.
11*As amended May 25, 2005.

ARTICLE II

2
DEFINITIONS

2.1           "Award" means, individually or collectively, any Option under this Plan.

2.2           "Board" means the Board of Directors of L.B. Foster Company.

2.3           "Committee" means Directors, not to be less than two, appointed by the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

2.4           "Company" means L.B. Foster Company and its successors and assigns.

2.5           "Director" means a director of the Company.

2.6           "Effective Date" means the date on which the Plan is effective as provided in Section 1.2.

2.7           "Fair Market Value" of the Stock as to a particular time or date means the last sales price of the Stock as reported in the NASDAQ National Market System or, if the Stock is listed on a securities exchange, the last reported sales price of the Stock on such exchange that shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Stock.

2.8           "Key Personnel" means officers and employees of the Company and its Subsidiaries who occupy responsible executive, professional or administrative positions and who have the capacity to contribute to the success of the Company.  Such term also includes directors of Subsidiaries.

2.9           "Nonqualified Stock Option" means a stock option granted under the Plan and excludes incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended.

2.10           "Option" means a Nonqualified Stock Option to purchase common stock of the Company.

2.11           "Option Price" means the price at which common stock of the Company may be purchased under an Option as provided in Section 4.6.

2.12           "Participant" means a person to whom an Award is made under the Plan.

2.13           "Personal Representative" means the person or persons who, upon the death, disability or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option theretofore granted to such Participant.

2.14           "Plan" means the Company's 1985 Long-Term Incentive Plan as Amended and Restated, as amended.

2.15           "Stock" means common stock of the Company.

2.16           "Stock Option Agreement" means an agreement entered into between a Participant and the Company under Section 4.5.

2.17           "Subsidiary" means a corporation or other business entity, domestic or foreign, the majority of the voting stock or other voting interests in which is owned directly or indirectly by the Company.

ARTICLE III

ADMINISTRATION

3.1           Committee to Administer.  (a)  The Plan shall be administered by the Committee.  The Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration.  The Committee's decisions shall be final and conclusive with respect to the interpretation of the Plan and any Award made under it.

(b)  A majority of the members of the Committee shall constitute a quorum for the conduct of business at any meeting.  The Committee shall act by majority vote of the members present at a duly convened meeting.  Action may be taken without a meeting if written consent thereto is given in accordance with applicable law.

3.2           Powers of Committee.  (a)  Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Key Personnel and Directors who shall receive Awards, the time or times when each such Award shall be made and the type of Award to be made, whether an Incentive Stock Option or a Nonqualified Stock Option shall be granted and the number of shares to be subject to each Option.

(b)  A Director shall not participate in a vote granting himself an Option.

(c)  The Committee shall determine the terms, restrictions and provisions of the agreement relating to each Award,.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any agreement relating to an Award, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan.  The Committee may, in its discretion, accelerate the date on which an Option may be exercised, if the Committee determines that to do so will be in the best interests of the Company and the Participant.

ARTICLE IV

AWARDS

4.1           Awards.  Awards under the Plan shall consist of Nonqualified Stock Options.  All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate.  Awards need not be uniform.

4.2           Eligibility for Awards.  Awards may be made to Key Personnel and Directors.  Employees must be in Grade Level 15 or above unless otherwise selected by the Committee.  In selecting Participants and in determining the form and amount of the Award, the Committee may give consideration to his or her functions and responsibilities, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company, and other factors deemed relevant by the Committee.

4.3           Award of Stock Options.  The Committee may, from time to time, subject to Section 3.2(b) and other provisions of the Plan and such terms and conditions as the Committee may prescribe, grant Nonqualified Stock Options to any Key Personnel or Director.

4.4           Period of Option.  (a)  Unless otherwise provided in the related Stock Option Agreement, an Option granted under the Plan shall be exercisable only after twelve (12) months have elapsed from the date of grant and, after such twelve-month waiting period, the Option may be exercised in cumulative installments in the following manner:

(i)	The Participant may purchase up to one-fourth (1/4) of the total optioned shares at any time after one year from the date of grant and prior to the termination of the Option.

(ii)	The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after two years from the date of grant and prior to the termination of the Option.

(iii)	The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after three years from the date of grant and prior to the termination of the Option.

(iv)	The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after four years from the date of grant and prior to the termination of the Option.

The duration of each Option shall not be more than ten (10) years from the date of grant.

(b)           Except as otherwise provided in the Stock Option Agreement, an Option may not be exercised by a Participant unless such Participant is then, and continually (except for sick leave, military service or other approved leave of absence) after the grant of an Option has been, an officer, director or employee of the Company or a Subsidiary.

4.5           Stock Option Agreement.  Each Option shall be evidenced by a Stock Option Agreement, in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

4.6           Option Price and Exercise.  (a)  The Option Price of Stock under each Option shall be determined by the Committee but shall be not less than the Fair Market Value of the Stock on the trading day  on the date on which the Option is granted, as determined by the Committee.

(b)           Options may be exercised from time to time by giving written notice of exercise to the Company specifying the number of shares to be purchased.  The notice of exercise shall be accompanied by (i) payment in full of the Option Price in cash, certified check or cashier's check or (ii) a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds sufficient to cover the Option Price.

4.7           Delivery of Option Shares.  The Company shall not be obligated to deliver any shares upon the exercise of an Option unless and until, in the opinion of the Company's counsel, all applicable federal, state and other laws and regulations have been complied with.  In the event the outstanding Stock is at the time listed on any stock exchange, no delivery shall be made unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance on such exchange.  No delivery shall be made until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel.

Without limiting the generality of the foregoing, the Company may require from the Participant or other person purchasing shares of Stock under the Plan such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended, and the regulations thereunder.  Certificates evidencing the shares may be required to bear a restrictive legend.  A stop transfer order may be required to be placed with the transfer agent, and the Company may require that the Participant or such other person agree that any sale of the shares will be made only on one or more specified stock exchanges or in such other manner as permitted by the Committee.

The Participant shall notify the Company when any disposition of the shares, whether by sale, gift or otherwise, is made.  The Company shall use its best efforts to effect any such compliance and listing, and the Participant or other person shall take any action reasonably requested by the Company in such connection.

4.8           Termination of Service.  Except as otherwise provided in this Plan, or in the applicable Stock Option Agreement, if the service of a Participant (i.e., as an officer, director or employee of the Company or a Subsidiary) terminates for any reason other than death, permanent disability or retirement with the consent of the Company, all Options held by the Participant shall expire and may not thereafter be exercised.  For purposes of this section, the employment or other service in respect to Options held by a Participant shall be treated as continuing in tact while the participant is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment with the Government) if the period of such leave does not exceed 90 days, or, if longer, so long as the Participant's right to reestablish his service with the Company is guaranteed either by statute or by contract.  Where the period of leave exceeds 90 days and where the Participant's right to reestablish his service is not guaranteed by statute or by contract, his service shall be deemed to have terminated on the ninety-first day of such leave.  Anything herein to the contrary notwithstanding and unless the Stock Option Agreement provides otherwise, other than due to a termination for Cause, the Participant may exercise such Option within 30 days of such termination.  Except as so exercised, such Option shall expire at the end of such period.  In no event, however, may any Option be exercised after the expiration of ten (10) years from the date of grant of such Option.

For the purpose of the Plan, termination for Cause shall mean (i) termination due to (a) willful or gross neglect of duties or (b) willful misconduct in the performance of such duties, so as to cause material harm to the Company or any Subsidiary as determined by the Board of Directors, (ii) termination due to the Participant committing fraud, misappropriation or embezzlement in the performance of his or her duties or (iii) termination due to the Participant committing any felony he is convicted of and which, as determined in good faith by the Board of Directors, constitutes a crime involving moral turpitude and results in material harm to the Company or a Subsidiary.

4.9           Death.  Except as otherwise provided in the applicable Stock Option Agreement, if a Participant dies at a time when his Option is not fully exercised, then at any time or times within such period after his death, not to exceed 12 months, as may be provided in the Stock Option Agreement, such Option may be exercised as to any or all of the shares which the Participant was entitled to purchase under the Option immediately prior to his death, by his executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution.  In no event, however, may any Option be exercised after the expiration of ten (10) years from the date of grant of such Option.

4.10           Retirement or Permanent Disability.  Except as otherwise provided in the applicable Stock Option Agreement, if a Participant retires from service with the consent of the Company, or suffers Permanent Disability, at a time when he is entitled to exercise an Option, then at any time or times within three years after his termination of service because of such retirement or Permanent Disability the Participant may exercise such Option as to all or any of the shares which he was entitled to purchase under the Option immediately prior to such termination.  Except as so exercised, such Option shall expire at the end of such period.  In no event, however, may any Option be exercised after the expiration of ten (10) years from the date of grant of such Option.

The Committee shall have authority to determine whether or not a Participant has retired from service or has suffered Permanent Disability, and its determination shall be binding on all concerned.  In the sole discretion of the Committee, a transfer of service to an affiliate of the Company other than a Subsidiary (the latter type of transfer not constituting a termination of service for purposes of the Plan) may be deemed to be a retirement from service with the consent of the Company so as to entitle the Participant to exercise the Option within 90 days after such transfer.

4.11           Stockholder Rights and Privileges.  A Participant shall have no rights as a stockholder with respect to any Stock covered by an Option until the issuance of a stock certificate to the Participant representing such Stock.

ARTICLE V

MISCELLANEOUS PROVISIONS

5.1           Nontransferability.  No Award under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution.  All Awards shall be exercisable during the Participant's lifetime only by such Participant or his Personal Representative.  Any transfer contrary to this Section 5.1 will nullify the Award.

5.2           Amendments.  The Committee may at any time discontinue granting Awards under the Plan.  The Board may at any time amend the Plan or amend any outstanding Option for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law; provided that no such amendment shall result in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, becoming inapplicable to any Options or without the approval of the stockholders of the Company (a) increase the maximum number of shares of Stock available under the Plan (subject to adjustment as provided in Section 5.6), (b) reduce the exercise price of Options below the prices provided for in the Plan, (c) extend the time within which Options may be granted, (d) extend the period of an outstanding Option beyond ten (10) years from the date of grant or (e) change the designation of the persons or classes of persons eligible to receive Awards under the Plan.  No amendment shall adversely affect the right of any Participant under any Award theretofore granted to him except upon his written consent to such amendment.  Amendments requiring the approval of stockholders may be effected by the Board subject to such approval.

5.3           Termination.  The Board may terminate the Plan at any time prior to its scheduled expiration date but no such termination shall adversely affect the rights of any Participant under any Award theretofore granted without his written consent.

5.4           Nonuniform Determinations.  The Committee's determinations under the Plan, including without limitation (i) the determination of the Key Personnel and Directors to receive Awards, (ii) the form, amount and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the Agreements evidencing the same, need not be uniform and may be made by it selectively among Key Personnel and Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Key Personnel or Directors are similarly situated.

5.5           No Right to Employment.  Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ, or as an officer or director, of the Company or any Subsidiary.

5.6           Changes in Stock.  In the event of a stock dividend, split-up, or a combination of shares, recapitalization or merger in which the Company is the surviving corporation or other similar capital change, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares of stock or security which may be issued on the exercise of Options granted under the Plan, the Option Price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.  In the event of a consolidation or a merger in which the Company is not the surviving corporation, or any other merger in which the stockholders of the Company exchange their shares of stock in the Company for stock of another corporation, or in the event of complete liquidation of the Company, or in the case of a tender offer accepted by the Board of Directors, all outstanding Options shall thereupon terminate, provided that the Board may, prior to the effective date of any such consolidation or merger, either (i) make all outstanding Options immediately exercisable or (ii) arrange to have the surviving corporation grant to the Participants replacement Options on terms which the Board shall determine to be fair and reasonable.